Exhibit 99.1

LIBERTY BROADBAND REPORTS
THIRD QUARTER 2022 FINANCIAL RESULTS

Englewood, Colorado, November 4, 2022 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported third quarter 2022 results. Headlines include(1):

●	Fair value of Charter investment was $14.7 billion as of September 30th
●	From August 1st through October 31st Liberty Broadband received $616 million of proceeds from sale of 1.4 million Charter shares to Charter
o	Maintained fully diluted equity interest in Charter of 26%(2)
●	From August 1st through October 31st, Liberty Broadband repurchased 5.5 million LBRDA/K shares at an average price per share of $99.77 for total cash consideration of $550 million
●	In the third quarter, GCI(3) revenue increased 1% to $248 million, generated $1 million in operating income and grew adjusted OIBDA(4) 1% to $90 million

Share Repurchases

From August 1, 2022 through October 31, 2022, Liberty Broadband repurchased approximately 4.5 million shares of Series C Liberty Broadband common stock (Nasdaq: LBRDK) at an average cost per share of $98.08 for total cash consideration of $445 million and repurchased approximately 976 thousand shares of Series A Liberty Broadband common stock (Nasdaq: LBRDA) at an average cost per share of $107.60 for total cash consideration of $105 million.

On August 17, 2022, the board of directors authorized the repurchase of an additional $2 billion of Liberty Broadband common stock. The total remaining repurchase authorization for Liberty Broadband as of November 1, 2022 is approximately $2.2 billion.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26% on a fully diluted basis. Such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From August 1, 2022 through October 31, 2022, Liberty Broadband sold approximately 1.4 million shares of Charter Class A common stock to Charter for total proceeds of approximately $616 million.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of June 30, 2022 and September 30, 2022.

(amounts in millions)	6/30/2022	9/30/2022
Cash and Cash Equivalents:
GCI Holdings	$80	$37
Corporate and Other	221	166
Total Liberty Broadband Consolidated Cash	$301	$203

Fair Value of Public Holdings in Charter(a)	$23,502	$14,693

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	398	398
Tower Obligations and Other(c)	95	95
Total GCI Holdings Debt	$1,093	$1,093
GCI Leverage(d)	2.9x	3.1x

Charter Margin Loan	$1,400	$1,400
1.25% Exchangeable Senior Debentures due 2050(e)	825	825
1.75% Exchangeable Senior Debentures due 2046(e)	15	15
2.75% Exchangeable Senior Debentures due 2050(e)	575	575
Total Corporate Level Debt	$2,815	$2,815

Total Liberty Broadband Debt	$3,908	$3,908
Fair market value adjustment and deferred loan costs	(45)	(42)
Tower obligations and finance leases (excluded from GAAP Debt)	(90)	(90)
Total Liberty Broadband Debt (GAAP)	$3,773	$3,776

Other Financial Obligations:
Indemnification Obligation(f)	$175	$35
Preferred Stock(g)	180	180

a)	Represents fair value of the investment in Charter as of June 30, 2022 and September 30, 2022. A portion of the Charter equity securities are considered covered shares and subject to certain contractual restrictions in accordance with the indemnification obligation, as described below.
b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under finance leases and tower obligations.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Senior Exchangeable Debentures exclusive of fair market value adjustments.
f)	Indemnity to Qurate Retail, Inc. (“Qurate Retail”), pursuant to an indemnification agreement (the "indemnification agreement"), with respect to the Liberty Interactive LLC ("LI LLC") 1.75% exchangeable debentures due 2046 (the "Charter exchangeable debentures"), as described below.
g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25/share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash decreased $98 million in the third quarter as Charter share sales were more than offset by share repurchases at Liberty Broadband and taxes paid during the period. GCI cash decreased $43 million in the third quarter as cash from operations was more than offset by a $40 million dividend paid to Liberty Broadband and capital expenditures during the quarter.

Liberty Broadband debt was flat in the third quarter. There is $900 million available capacity under the Charter margin loan. GCI’s credit facility has undrawn capacity of $397 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 3.1x. Subsequent to quarter end, on October 3, 2022 Liberty Broadband amended the terms of its Charter margin loan to provide increased flexibility and better terms with an improved loan-to-value ratio. Available capacity under the Charter margin loan was unchanged.

Liberty Broadband has an indemnification agreement with Qurate Retail with respect to Qurate Retail’s Charter exchangeable debentures. Pursuant to the indemnification agreement, Liberty Broadband will compensate Qurate Retail for any payments made in excess of the adjusted principal amount of the LI LLC Charter exchangeable debentures to any holder that exercises its exchange right on or before the put/call date of October 5, 2023. This indemnity is supported by a negative pledge in favor of Qurate Retail on the reference shares of Class A common stock of Charter held at Liberty Broadband that underlie the LI LLC Charter exchangeable debentures.  The indemnification obligation on Liberty Broadband’s balance sheet is valued based on the estimated exchange feature in the LI LLC Charter exchangeable debentures. As of September 30, 2022, a holder of the LI LLC Charter exchangeable debentures does not have the ability to exchange, and accordingly, the indemnification obligation is classified as a long-term liability.

GCI Operating and Financial Results

	3Q21	3Q22	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$122	$120	(2)%
Business	124	128	3%
Total revenue	$246	$248	1%

Operating income(a)	$16	$1	(94)%
Operating income margin (%)	6.7%	0.4%	(630)	bps

Adjusted OIBDA(b)	$89	$90	1%
Adjusted OIBDA margin(b) (%)	36.1%	36.3%	20	bps

GCI Consumer
Financial Metrics
Revenue
Wireless	$46	$49	7%
Data	54	57	6%
Other	22	14	(36)%
Total revenue	$122	$120	(2)%
Operating Metrics
Wireless:
Revenue generating lines in service(c)	188,800	195,100	3%
Data:
Revenue generating cable modem subscribers(d)	147,800	156,100	6%

GCI Business
Financial Metrics
Revenue
Wireless	$20	$14	(30)%
Data	93	104	12%
Other	11	10	(9)%
Total revenue	$124	$128	3%

a)	Includes a $19 million legal settlement accrual recognized in the three months ended September 30, 2022 to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC.
b)	See reconciling schedule 1.
c)	A revenue generating wireless line in service is defined as a wireless device with a monthly fee for services.
d)	A revenue generating cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased.

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2022 to the same period in 2021.

GCI revenue was up 1% in the third quarter. Consumer revenue was down 2% driven by significant declines in the lower margin video and voice products included in Other consumer revenue, partially offset by 7% and 6% growth in consumer wireless and data revenue, respectively. Business revenue was up 3% with growth in data revenue more than offsetting the impact of extending a roaming wireless contract with a large partner in the fourth quarter of 2021, which results in lower quarterly and annual revenue in 2022, but will benefit GCI from the extension of the agreement for several years as well as the continued receipt of backhaul services for GCI’s network post expiration. The previous agreement was expected to be terminated in 2022.

Operating income declined in the third quarter due to a $19 million accrual for a potential litigation settlement related to RHC matters discussed below. Adjusted OIBDA grew 1% primarily due to mix shift into higher margin revenue.

In the third quarter, GCI spent $56 million, net on capital expenditures, including accrued capital expenditures. Capital expenditure spending was related primarily to improvements to the wireless and hybrid fiber coax networks. GCI's net capital expenditures for the full year 2022 are expected to be approximately $150 million.

Rural Healthcare Update

During the course of 2022, GCI continued to work with the Department of Justice (“DOJ”) and the Enforcement Bureau of the Federal Communications Commission (“FCC”) with respect to certain outstanding rural healthcare matters that have been under investigation. GCI recognized legal settlement expense of $19 million and $29 million for the three and nine months ended September 30, 2022, respectively, to reflect discussions and settlement offers that GCI made to the DOJ and the Enforcement Bureau of the FCC. This expense is included in operating income and excluded from adjusted OIBDA. For additional discussion, see our Form 10-Q for September 30, 2022.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.T.) on November 4, 2022.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to Liberty Broadband and Charter’s stockholder agreement.
3)

Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider, and also holds an interest in Charter Communications, Inc. ("Charter").

4)	For a definition of adjusted OIBDA and adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	3Q21	3Q22
Revenue
GCI Holdings	$246	$248
Corporate and other	4	—
Total Liberty Broadband Revenue	$250	$248

Operating Income (Loss)
GCI Holdings	$16	$1
Corporate and other	9	(13)
Total Liberty Broadband Operating Income (Loss)	$25	$(12)

Adjusted OIBDA
GCI Holdings	$89	$90
Corporate and other	(9)	(7)
Total Liberty Broadband Adjusted OIBDA	$80	$83

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on November 4, 2022. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13731629, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, the outcome of the outstanding rural healthcare matters, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, indemnification by Liberty Broadband, the continuation of our stock repurchase program, backhaul services and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of COVID-19) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP.  Liberty Broadband defines adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges. Further, this press release includes adjusted OIBDA margin which is also a non-GAAP financial measure.  Liberty Broadband defines adjusted OIBDA margin as adjusted OIBDA divided by revenue.

Liberty Broadband believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets.  Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its adjusted OIBDA for the three months ended September 30, 2021 and September 30, 2022, respectively.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q21	3Q22
GCI Holdings Operating Income	$16	$1
Depreciation and amortization	68	66
Stock-based compensation	5	4
Litigation settlement(a)	—	19
GCI Holdings Adjusted OIBDA	$89	$90

a)	During the three months ended September 30, 2022, GCI recorded legal settlement expense of $19 million to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC.

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to adjusted OIBDA for Liberty Broadband for the three months ended September 30, 2021 and September 30, 2022, respectively.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q21	3Q22
Liberty Broadband Operating Income (Loss)	$25	$(12)
Depreciation and amortization	68	66
Stock-based compensation	11	10
Litigation settlement(a)	(24)	19
Liberty Broadband Adjusted OIBDA (Loss)	$80	$83
GCI Holdings	$89	90
Corporate and other	(9)	(7)

a)	During the three months ended September 30, 2021, Liberty Broadband agreed to final settlement amounts with its insurance carriers for insurance recoveries relating to the Hollywood Firefighters’ Pension Fund litigation. During the three months ended September 30, 2022, GCI recorded legal settlement expense of $19 million to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC.

LIBERTY BROADBAND CORPORATION

BALANCE SHEET INFORMATION

(unaudited)

	September 30,	December 31,
	2022	2021

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$203	191
Trade and other receivables, net of allowance for credit losses of $4 and $4, respectively	210	206
Prepaid and other current assets	79	62
Total current assets	492	459
Investment in Charter, accounted for using the equity method	11,547	13,260
Property and equipment, net	1,022	1,031
Intangible assets not subject to amortization
Goodwill	755	762
Cable certificates	550	550
Other	37	37
Intangible assets subject to amortization, net	532	573
Tax sharing receivable	7	86
Other assets, net	177	210
Total assets	$15,119	16,968

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$113	99
Deferred revenue	20	25
Current portion of debt, including zero and $25 measured at fair value, respectively	3	28
Indemnification obligation	—	324
Other current liabilities	108	106
Total current liabilities	244	582
Long-term debt, net, including $1,348 and $1,403 measured at fair value, respectively	3,773	3,733
Obligations under finance leases and tower obligations, excluding current portion	87	89
Long-term deferred revenue	38	35
Deferred income tax liabilities	2,007	1,998
Preferred stock	203	203
Indemnification obligation	35	—
Other liabilities	156	189
Total liabilities	6,543	6,829
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 18,917,786 and 23,232,342 at September 30, 2022 and December 31, 2021, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,111,376 and 2,544,548 at September 30, 2022 and December 31, 2021, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 128,436,416 and 144,854,780 at September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	3,564	6,214
Accumulated other comprehensive earnings, net of taxes	18	14
Retained earnings	4,977	3,898
Total stockholders' equity	8,560	10,127
Non-controlling interests	16	12
Total equity	8,576	10,139
Commitments and contingencies
Total liabilities and equity	$15,119	16,968

LIBERTY BROADBAND CORPORATION

STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	September 30,
	2022	2021

	amounts in millions, except per share amounts
Revenue	$248	250
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	64	71
Selling, general and administrative, including stock-based compensation	111	110
Depreciation and amortization	66	68
Litigation settlement, net of recoveries	19	(24)
	260	225
Operating income (loss)	(12)	25
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(35)	(28)
Share of earnings (losses) of affiliate	309	314
Gain (loss) on dilution of investment in affiliate	—	(1)
Realized and unrealized gains (losses) on financial instruments, net	148	(27)
Gain (loss) on dispositions, net	—	12
Other, net	(34)	3
Earnings (loss) before income taxes	376	298
Income tax benefit (expense)	(61)	(61)
Net earnings (loss)	315	237
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$315	237
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$2.07	1.31
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$2.05	1.29

LIBERTY BROADBAND CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Nine months ended
	September 30,
	2022	2021

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,079	345
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	195	199
Stock-based compensation	28	31
Litigation settlement, net of recoveries	29	86
Share of (earnings) losses of affiliate, net	(998)	(752)
(Gain) loss on dilution of investment in affiliate	67	98
Realized and unrealized (gains) losses on financial instruments, net	(362)	53
Deferred income tax expense (benefit)	16	(11)
(Gain) loss on dispositions, net	(179)	(12)
Other, net	(3)	(2)
Change in operating assets and liabilities:
Current and other assets	131	158
Payables and other liabilities	(63)	(57)
Net cash provided by (used in) operating activities	(60)	136
Cash flows from investing activities:
Capital expenditures	(132)	(91)
Cash received for Charter shares repurchased by Charter	2,602	2,643
Cash proceeds from dispositions, net	163	—
Other investing activities, net	4	17
Net cash provided by (used in) investing activities	2,637	2,569
Cash flows from financing activities:
Borrowings of debt	300	1,067
Repayment of debt, finance leases and tower obligations	(203)	(1,848)
Repurchases of Liberty Broadband common stock	(2,641)	(2,911)
Other financing activities, net	(5)	(1)
Net cash provided by (used in) financing activities	(2,549)	(3,693)
Net increase (decrease) in cash, cash equivalents and restricted cash	28	(988)
Cash, cash equivalents and restricted cash, beginning of period	206	1,433
Cash, cash equivalents and restricted cash, end of period	$234	445